Exhibit 99.1

                            EXPLANATION OF RESPONSES

(1) The stock option is held directly by GSCP (NJ), L.P. GSC Recovery IIA, L.P. is making this filing on Form 4 on behalf of itself and as the designated beneficial owner on behalf of the following individual and entities: GSC Recovery IIA GP, L.P., GSC RIIA, LLC, GSCP (NJ), L.P., GSCP (NJ) Holdings, L.P., GSCP (NJ), Inc., GSC Group, Inc., GSC Active Partners Holdings, L.P., GSC Active Partners, Inc. and Alfred C. Eckert III, (collectively, with GSC Recovery IIA, L.P., the "Recovery Affiliates").

(2) GSC Recovery II GP, L.P. is the general partner of GSC Recovery II, L.P.; GSC RII, LLC is the general partner of GSC Recovery II GP, L.P.; and GSCP (NJ) Holdings, L.P. is the managing member of GSC RII, LLC. GSC Recovery IIA GP, L.P. is the general partner of GSC Recovery IIA, L.P.; GSC RIIA, LLC is the general partner of GSC Recovery IIA GP, L.P.; and GSCP (NJ) Holdings, L.P. is the sole member of GSC RIIA, LLC. GSCP (NJ), L.P. is the manager of GSCP Recovery II, L.P. and GSCP Recovery IIA, L.P. and GSCP (NJ), Inc. is the general partner of GSCP (NJ), L.P. and GSCP (NJ) Holdings, L.P. GSC Group, Inc. owns all of the outstanding capital stock of GSCP (NJ), Inc. GSCP Active Partners Holdings, L.P. owns all of the Class A Common Stock of GSC Group, Inc. GSC Active Partners, Inc. is the general partner of GSC Active Partners Holdings, L.P. Alfred C. Eckert III is an executive officer and stockholder of GSC Active Partners, Inc.

(3) For the purposes of Rule 13d-3 under the Exchange Act of 1934, each of the Recovery Affiliates, by virtue of its relationship with GSC Recovery II, L.P., GSC Recovery IIA, L.P. and GSCP (NJ), L.P., may be deemed to have shared voting and investment power over, and be the indirect beneficial owner of, securities of the Company owned by GSC Recovery II, L.P., GSC Recovery IIA, L.P. and GSCP
(NJ), L.P. Each of the Recovery Affiliates disclaims beneficial ownership of these securities except to the extent of each entity's pecuniary interest in these securities.